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                                                                     EXHIBIT 5.1

                  [LETTERHEAD OF MORGAN, LEWIS & BOKIUS LLP]

June 12, 2001


Arena Pharmaceuticals, Inc.
6166 Nancy Ridge Drive
San Diego, CA 92121

Re: Arena Pharmaceuticals, Inc. Form S-8 Covering Securities to be issued under the 2001 Arena Employee Stock Purchase Plan

Ladies and Gentlemen:

      We have acted as counsel to Arena Pharmaceuticals, Inc., a Delaware corporation (the "Company") in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed pursuant to the Securities Act of 1933, as amended (the "Act") relating to the registration of up to 1,000,000 shares of common stock, par value $0.0001 per share (the "Shares"), of the Company to be issued under the Company's 2001 Arena Employee Stock Purchase Plan (the "Plan").

      We have examined the Registration Statement and such corporate records, statutes and other documents, as we have deemed relevant in rendering this opinion. As to matters of fact, we have relied on representations of officers of the Company. In our examination, we have assumed the genuineness of documents submitted to us as originals, and the conformity with originals of documents submitted to us as copies.

      Based upon the foregoing, we are of the opinion that the Shares originally issued by the Company to participants in the Plan will be, when issued in accordance with the terms of the Plan, validly issued, fully paid and nonassessable.

      We render the foregoing opinion as members of the Bar of the State of California and express no opinion as to any law other than the General Corporation Law of the State of Delaware.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under
Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.



Very truly yours,

Morgan, Lewis & Bockius, LLP